Company Contact:	Investor Relations:
Harvey Weiss	John McNamara
Chief Executive Officer	Cameron Associates
Fortress America Acquisition Corporation	212-245-8800 Ext. 205
703-528-7073 Ext. 102	john@cameronassoc.com
hweiss@fortressamerica.net

FOR IMMEDIATE RELEASE:

FORTRESS AMERICA ACQUISITION CORPORATION STOCKHOLDERS APPROVE MERGER WITH TSS/VORTECH

Company to Change Name to “Fortress International Group”

ARLINGTON, VA - January 17, 2007 - Fortress America Acquisition Corporation, a special purpose acquisition company, announced today that its stockholders approved the Company’s previously announced proposed acquisition of Total Site Solutions (TSS) and Vortech, private companies providing comprehensive services for the planning, design and development of mission critical facilities and information infrastructure. Stockholders also approved an amendment to Fortress America’s Certificate of Incorporation to change the name of Fortress America to “Fortress International Group.” Closing of the transaction is anticipated to occur on or about, January 19, 2007.

The company expects that its common stock, warrants and units will continue to trade under the symbols FAAC, FAACU and FAACW, respectively. As previously announced, the Board of Directors approved a stock repurchase program, and the program is expected to begin after the closing.

Speaking of the stockholder approval, Fortress Chairman Harvey Weiss said, “We are delighted to have completed this process with such a high degree of investor approval. We feel strongly that we have in place a foundation from which we can significantly grow the business and reward the loyalty and confidence that our stockholders have placed in us.”

Stockholders also approved the Company’s 2006 Omnibus Incentive Compensation Plan and the election of David J. Mitchell as a member of the Company’s Board of Directors.

About Fortress America

Fortress America Acquisition Corporation (“Fortress America”) is a special purpose acquisition company established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, operating businesses in the homeland security industry.

About Total Site Solutions

VTC, L.L.C., doing business as Total Site Solutions (“TSS”), supplies industry and government with secure data centers and other mission critical facilities designed to survive terrorist attacks, natural disasters, and blackouts. TSS’s comprehensive suite of services, multi-disciplinary expertise, and products provide customers a single source for critical deliverables. Headquartered in the Baltimore-Washington Corridor, with offices in San Francisco and Atlanta, TSS clients and the end users of its services include the world’s most demanding organizations, including Fortune 500 firms and U.S. Government agencies. For more information, call 866-363-4TSS (4877) or visit www.totalsiteteam.com.

About Vortech, LLC

Vortech, LLC (“Vortech”) provides secure data and voice networks as well as redundant power for government and industry mission-critical facilities. A leader in structured cabling solutions, power system installations, and emergency power solutions for data center and high technology environments, Vortech also provides value-added systems and network integration services for perimeter security and access control where physical security and information technology intersect. For more information, visit www.govortech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Fortress America, TSS, Vortech and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” “should” or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Fortress America’s, TSS’ and Vortech’s management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, as well as other relevant risks detailed in Fortress America’s filings with the U.S. Securities and Exchange Commission, could cause actual results to differ from those set forth in forward-looking statements:

•	Fortress America being a development stage company with no operating history;

•	Fortress America’s dependence on key personnel, some of whom may not remain with Fortress America following a business combination;

•	Risks that the acquisition of TSS and Vortech may not be completed due to failure of the conditions to closing being satisfied or other factors;

•	Fortress America personnel allocating their time to other businesses and potentially having conflicts of interest with our business;

•	The ownership of Fortress America’s securities being concentrated; and

•	Risks associated with the mission-critical sector in general and the homeland security sectors in particular.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Fortress America undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.